GALLERY OF HISTORY, INC.
                              3601 West Sahara Avenue
                                  Promenade Suite
                           Las Vegas, Nevada  89102-5822




                ______________________________________________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                ______________________________________________




TO THE STOCKHOLDERS OF
GALLERY OF HISTORY, INC.:


	The Annual Meeting of Stockholders of the Gallery of History, Inc. (the "Company") will be held at the Company's offices, 3601 West Sahara Avenue, Promenade Suite, Las Vegas, Nevada 89102-5822 on August 11, 2003 at 9:00 a.m. local time for the following purposes:


        1. To elect five directors to serve until the next annual meeting of the stockholders;

        2. To approve the appointment of Piercy, Bowler, Taylor & Kern as the Company's independent auditors for the fiscal year ending September 30, 2003; and

        3. To transact such other business as may properly come before the meeting and any adjournment thereof.

	All of the above matters are more fully described in the accompanying Proxy Statement.

	Stockholders of Common Stock of the Company of record at the close of business on June 25, 2003 will be entitled to vote at the meeting or any adjournment thereof.

                                   By order of the Board of Directors,


                                   TODD M. AXELROD,
                                   Chairman of the Board

July 10, 2003

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED WITHIN THE UNITED STATES. THE PROXY MAY BE REVOKED IN WRITING PRIOR TO THE MEETING, OR IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.







                              GALLERY OF HISTORY, INC.
                              3601 West Sahara Avenue
                                  Promenade Suite
                           Las Vegas, Nevada  89102-5822



                                 _________________

                                  PROXY STATEMENT
                                 _________________


	The Board of Directors presents this Proxy Statement to all stockholders and solicits their proxies for the Annual Meeting of Stockholders to be held August 11, 2003 and any adjournment thereof (the "Meeting"). The purposes for which the Meeting is to be held are set forth in the Notice of Meeting on the preceding page.

	All proxies duly executed and received will be voted on all matters presented at the Meeting in accordance with the instructions given by such proxies. In the absence of specific instructions, proxies so received will be voted for the named nominees for election to the Company's Board of Directors and for the appointment of Piercy, Bowler, Taylor & Kern, as the Company's independent public accountants. The Board of Directors does not anticipate that any of its nominees will be unavailable for election and does not know of any other matters that may be brought before the Meeting. In the event that any other matter should come before the Meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matter in accordance with their best judgment. A proxy may be revoked by delivering a written notice of revocation to the principal office of the Company or in person at the Meeting at any time prior to the voting thereof. Directors will be elected by a majority of the votes cast. Shares represented by a proxy marked for abstention on a proposal will be counted as represented at the meeting with respect to such proposal, but will not be voted for or against the proposal. The effect of marking a proxy for abstention, however, is the same as marking it against the proposal. Shares registered in the name of a broker will be counted as represented at the meeting only for proposals as to which the broker's proxy gives voting directions. The Company will pay the entire expense of soliciting these proxies, which solicitation will be by use of the mails, such mailing to take place on or about July 10, 2003.

	There were 5,625,984 shares of Common Stock of the Company outstanding as of June 25, 2003. The Common Stock is the only class of securities of the Company entitled to vote. Each share has one vote. Only stockholders of record as of the close of business on June 25, 2003 will be entitled to vote. A list of stockholders entitled to vote at the Meeting will be available at the Company's office, 3601 West Sahara Avenue, Promenade Suite, Las Vegas, Nevada, for a period of ten days prior to the meeting for examination by any stockholder.





                               ELECTION OF DIRECTORS
                               _____________________



	At the Meeting, five directors are to be elected for the ensuing year and until their successors are duly elected and qualified. If, at the time of election, any of the nominees should be unavailable for election, a circumstance which is not expected by the Company, it is intended that the proxies will be voted for such substitute nominee as may be selected by the Company. Proxies not marked to the contrary will be voted for the election of the following five persons.

                                                                Year First
                                 Position(s) with                Became a
Name                     Age     the Company                     Director
---------------------    ---     ----------------------------    --------

Todd M. Axelrod          53      President and Chairman            1981
                                 of the Board of Directors

Rod R. Lynam             55      Treasurer/Assistant               1984
                                 Secretary and Director

Pamela Axelrod           48      Executive Vice President and      1995
                                 Director

Dr. Michael Rosenman     42      Director                          2002

Glenn Olnick             57


	Each officer of the Company, including those who are also nominees to the Board, will hold office until a successor has been elected by the Board.

	Todd M. Axelrod has been Chairman of the Board of Directors and President of the Company since its inception in November 1981. He devotes his full business time to the Company's affairs. Mr. Axelrod has been a private collector of valuable historical documents since 1968. Mr. Axelrod authored a book entitled "The Handbook of Historical Documents -- A Guide to Owning History", which is being sold by the Company.

	Rod Lynam has been Treasurer of the Company since September 1984.

	Pamela Axelrod, the wife of Mr. Axelrod, has been an Executive Vice President since 1995. She served as the manager of the Las Vegas Fashion Show gallery, the Company's merchandise manager and co-director of sales since 1984. She has served as Editor-in-Chief of the Company's Simple & Direct auction catalog and as co-auction manager since 1996.

        Michael Rosenman, M.D., Ph.D., has been a practicing physician specializing in the field of Pediatrics since 1988. Prior to establishing private practice offices in Las Vegas in 1996, Dr. Rosenman was associated with UCLA's Department of Medicine, Division of Hematology/Oncology, and with Children's Hospital in Orange County, California. His practice employs multiple offices and physicians.


	Glenn Olnick has been employed in the brokerage industry for a number of firms since 1980. From February 1991 to October 2001, Mr. Olnick worked with McDermid St. Lawrence Securities as a senior retail broker specializing in small and mid cap securities, working with numerous companies, advising them on corporate direction, fund raising, investment strategies, takeovers and acquisitions. In October 2001, Mr. Olnick joined Haywood Securities in the same capacity as with McDermid. In August of 2002, Mr. Olnick retired from the brokerage industry. From then until the present, Mr. Olnick has worked as a consultant to a number of private and public companies.

	Garrett Williams, age 60, who has been a Senior Vice-President of the Company since 1989, is the only executive officer of the Company not listed above. He served as Executive Assistant to the President from November 1988 to April 1996 and as a director of the Company from 1991 to 1996. He served as the Manager of the Las Vegas Fashion Show gallery from April 1996 to March 1997 and currently serves as a sales representative at the headquarters' location.


	Management recommends that the stockholders vote "FOR" the nominees for directors.







               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
               _______________________________________________


	The following table sets forth certain information, as of July 1, 2003, pertaining to ownership of the Company's Common Stock by those persons known to the Company to be the beneficial and record owners of more than five percent of the Common Stock of the Company, by each director and nominee of the Company and by all officers and directors of the Company as a group:

        Name of Beneficial                  Number of         Percent
        Holder (1) (2)                       Shares           of Class
        --------------------------          ---------         --------

        Todd M. Axelrod (3)(5)              4,280,824          76.1%

        Rod Lynam                                 210            (4)

        Pamela Axelrod (3)(5)               4,280,824          76.1%

        Dr. Michael Rosenman                      -0-            --

        Glenn Olnick                              -0-            --

        Gerald Newman                         493,000           8.8%
         Seabreeze Lane
         Amagansette, NY 10093

        All officers and directors          4,281,034          76.1%
        as a group (5 persons)


(1)	The address of each director and nominee, except where otherwise indicated is: c/o Gallery of History, Inc., 3601 West Sahara Avenue, Promenade Suite, Las Vegas, Nevada 89102-5822.

(2)	Except as otherwise noted below, the individuals referred to above have sole voting and investment power in regard to their Common Stock.

(3) Includes 2,059,022 shares of Common Stock owned of record and beneficially by Pamela Axelrod, Mr. Axelrod's wife, for which Mr. Axelrod has been appointed proxy (as discussed in Note (5) below). Excludes 204 shares of Common Stock owned of record and beneficially by Ruth Canvasser, Mr. Axelrod's mother, as to which Mr. and Mrs. Axelrod disclaim beneficial ownership.

(4)	Less than 1%.

(5)	Pamela Axelrod has appointed Todd Axelrod her proxy with full power of substitution, to vote all of her 2,059,022 shares and to give all consents on all matters that Mrs. Axelrod may be entitled to vote or consent to at any meeting of the stockholders of the Company or under any other circumstance where a vote or consent of stockholders is required. Includes 2,221,802 shares owned of record and beneficially by Todd Axelrod (see Note (3) above).









                    MEETINGS OF THE BOARD OF DIRECTORS AND
                       INFORMATION REGARDING COMMITTEES
                       ________________________________

        The Board of Directors held two meetings during the fiscal year ended September 30, 2002. All directors attended or participated by telephone at such meeting. The Board of Directors has a Compensation Committee, which in fiscal 2002 consisted of Mrs. Axelrod and Bernard Duke, who is not standing for reelection as a director. The committee reviews and recommends to the Board compensation for officers and issuance of stock options. The Compensation Committee did not meet during fiscal 2002. In fiscal 2002, the Company's Audit Committee consisted of Mr. Duke, Dr. Rosenman and Mr. Lynam. The Audit Committee recommends to the Board of Directors the appointment of the independent public accountants. The Audit Committee reviews and considers the comments from the independent public accountants with respect to internal accounting controls and the consideration given or corrective action taken by management to weaknesses, if any, in internal controls. It also discusses matters concerning the Company's financial statements or other results of the audit. The Audit Committee met once during fiscal 2002 with all members responding. The Company also has an Executive Committee which in fiscal 2002 consisted of Mr. and Mrs. Axelrod and Mr. Duke, which did not meet during fiscal 2002. The Company does not have any other standing committees.






                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
                _________________________________________________

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of Common Stock of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, during the fiscal year ended September
30, 2002, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with. In making these disclosures, the Company has relied solely on a review of the copies of such reports furnished to the Company and written representations of its directors, executive officers and its greater than ten percent stockholders.






                             EXECUTIVE COMPENSATION
                             ______________________

	The following summary compensation table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended September 30, 2002, 2001 and 2000, of those persons who were, at September 30, 2002 (i) the chief executive officer and (ii) the other most highly compensated executive officers of the Company, whose annual base salary and bonus compensation was $100,000 or more.

Name and Principal             Fiscal    Annual Compensation
Position                        Year    Salary         Bonus
---------------------           ----    -------       -------
Todd M. Axelrod                 2002   $ 34,781(1)   $ 6,563(1)
  President and Chief           2001    110,241       19,687(2)
  Executive Officer             2000    139,125       23,050(2)


Pamela R. Axelrod               2002   $ 34,782(1)   $ 6,562(1)
  Executive Vice-               2001    110,241       19,688(2)
  President                     2000    139,125       23,050(2)

(1)	Accrued salaries and bonus earned not yet paid.
(2)	Accrued bonus earned but not yet paid.

        During the three year period ended September 30, 2002, the Company did not grant any stock options or stock appreciation rights to any of the named executive officers of the Company. In addition, none of the named executive officers held any stock options as of September 30, 2002. Options to purchase 10,000 shares of common stock have been granted to each of Bernard Duke and Barry Fink, both former members of the Company's Board of Directors. The options were granted during August 1999; with a five-year term and $4.50 exercise price.




                              CERTAIN TRANSACTIONS
                              ____________________

        In March 1999, the Company borrowed $1,000,000 from its principal officer/stockholder, Todd Axelrod. The note is due April 30, 2004, with monthly interest payments at a rate of 8%. Interest expense on the related party note amounted to $81,111 for the year ended September 30, 2002. The proceeds from this loan were utilized by the Company to reduce its outstanding
bank line of credit.   The Company has also borrowed funds from Mr. Axelrod,
from time to time during the fiscal year 2002. The funds borrowed bear interest at the same rate as Mr. Axelrod pays on his personal line of credit which is 5.75% as of September 30, 2002. The balance of the funds borrowed was $1,809,133 as of September 30, 2002. Mr. Axelrod has, to the extent of his reasonable ability to do so, committed to continue funding or guarantee additional debt, should it be required, through October 1, 2003. Interest expense on this related party note was $96,401 during fiscal years 2002. The funds were used to supplement cash flows from operating activities.






                             AUDIT COMMITTEE REPORT
                             ______________________

        The Audit Committee of the Board of Directors (the "Audit Committee") consisted of Mr. Duke (Chairman), Dr. Rosenman and Mr. Lynam. Messrs. Duke and Rosenman meet the independence and experience requirements of the NASDAQ National Market listing standards. However, Mr. Lynam does not meet such independence requirements because of his relationship with the Company. Mr. Lynam serves as Treasurer of the Company. Pursuant to Rule 4350 of the NASD Manual, the Board of Directors determined in its business judgment that, as a result of Mr. Lynam's knowledge of financial and accounting matters, his membership on the Audit Committee was required in the best interests of the Company and its stockholders. Mr. Duke is not standing for reelection as a director. The Board will elect Mr. Olnick, if elected to the Board, to the Company's Audit Committee.

        The Audit Committee's responsibilities are described in a written charter adopted by the Board of Directors. The Audit Committee is responsible for providing independent, objective oversight of the Company's financial reporting system by focusing on three areas:

        1. The adequacy of the Company's internal controls and financial reporting process and the reliability of the Company's financial statements,

        2. The independence and performance of the Company's internal auditors and independent accountants, and

        3.  The Company's compliance with legal and regulatory requirements.


        The Audit Committee meets with management and the Company's independent accountants periodically to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. The Audit Committee also recommends to the Board of Directors the appointment of the independent accountants and periodically reviews their performance and independence from management for the fiscal year.

        On May 20, 2002, the Company's Board of Directors decided to dismiss Arthur Andersen LLP as the Company's independent public accountants. In June 2002, the Company's Board of Directors approved the engagement of Piercy, Brown, Taylor & Kern as the Company's new certified independent accountant. Services provided in the following categories and amounts paid to the two firms during fiscal 2002 and to Arthur Andersen LLP in fiscal 2001 are as follows:

                                              2002       2001
                                              ----       ----
                 Audit Fees (1)             $26,000    $36,425
                 Audit-Related Fees               0          0
                 Tax Fees (2)                 3,000      3,000
                 All other fees                   0          0

        (1) Audit fees consist of services rendered to the Company for the audit of the Company's annual financial statements, reviews of the Company's quarterly financial statements and related services.

        (2) Tax fees consist of tax compliance and related tax services.

        The Audit Committee reviewed and discussed the audited financial statements with management and Piercy, Bowler, Taylor & Kern, and management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The discussions with Piercy, Bowler, Taylor & Kern also included the matters required by Statement on Auditing Standards No. 61 (communication with Audit Committees). Piercy, Bowler, Taylor & Kern provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), which was discussed with Piercy, Bowler, Taylor & Kern.

        Based on the Audit Committee's review of the audited financial statements and the review and discussions described in the foregoing paragraphs, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended September 30, 2002 be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2002 for filing with the Securities and Exchange Commission.


                              Submitted by:  Bernard Duke, Chairman
                                             Michael Rosenman
                                             Rod Lynam












                            RATIFICATION OF APPOINTMENT
                         OF INDEPENDENT PUBLIC ACCOUNTANTS
                         _________________________________

        Piercy, Brown, Taylor & Kern has been selected as the Company's independent auditors for the fiscal year ending September 30, 2003.
Selection of auditors is made by the Board of Directors subject to stockholder approval. Piercy, Brown, Taylor & Kern has no financial interest, either direct or indirect, in the Company.

        On May 20, 2002, the Company's Board of Directors decided to dismiss Arthur Andersen LLP ("Andersen") as the Company's independent public accountants. the reports of Andersen on the financial statements of the Company for each of the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In June 2002, The Company's Board of Directors approved the engagement of Piercy, Brown, Taylor & Kern as the Company's certified independent accountant for fiscal 2002.

        During the two most recent fiscal years and the interim period through May 20, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Andersen, would have caused Andersen to make reference to the subject matter thereof in connection with its reports on the Company's financial statements for such periods.

        During the two most recent fiscal years and the interim period through May 20, 2002, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-B).

        In its letter to the Securities and Exchange Commission (filed as Exhibit 16 to the Company's Current Report on Form 8-K dated May 20, 2002, the Company did not consult with Piercy, Bowler, Taylor & Kern regarding the matters described in, and required to be disclosed pursuant to, Item 304(a)(2)(i) of Regulation S-B.

        A representative of Piercy Brown Taylor & Kern is expected to attend the Meeting and have an opportunity to make a statement and/or respond to appropriate questions from stockholders.



Management recommends voting "FOR" the ratification of the appointment of the auditors.








              DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
              _____________________________________________

        Proposals of stockholders of the Company which are intended to be presented at the Company's next Annual Meeting, must be received by the Company no later than March 12, 2004 in order that they may be included in the proxy statement and form of proxy relating to that meeting. The Securities and Exchange Commission has adopted regulations that govern the inclusion of such proposals in the Company's annual proxy materials.





          THE COMPANY'S 2002 FORM 10-KSB ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION, EXCLUSIVE OF EXHIBITS, WILL BE MAILED WITHOUT CHARGE TO ANY STOCKHOLDER ENTITLED TO VOTE AT THE MEETING, UPON WRITTEN REQUEST TO:
GALLERY OF HISTORY, INC., 3601 WEST SAHARA AVENUE, PROMENADE SUITE, LAS VEGAS, NEVADA 89102-5822.



          In addition to soliciting proxies by mail, the Company may make requests for proxies by telephone, telegraph or messenger or by personal solicitation by officers, directors, or employees of the Company, or by any one or more of the foregoing means. The Company will also reimburse brokerage firms and other nominees for their actual out-of-pocket expenses in forwarding proxy materials to beneficial owners of the Company's shares. All expenses in connection with such solicitation are to be paid by the Company.








                                    By Order of the Board of Directors


                                    TODD M. AXELROD
                                    Chairman of the Board







Dated: July 10, 2003
Las Vegas, Nevada










============================================================================




                                GALLERY OF HISTORY, INC.
                                         PROXY
                   Annual Meeting of Stockholders, August 11, 2003

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints each of Todd M. Axelrod and Rod Lynam, each with full power to act without the other, and with full power of substitution, as the attorneys and proxies of the undersigned and hereby authorizes them to represent and to vote, all the shares of Common Stock of Gallery of History, Inc. that the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders to be held on August 11, 2003 or any adjournment thereof, upon such business as may properly come before the meeting, including the items set forth below.


1. ELECTION OF DIRECTORS   FOR all nominees below     WITHHOLD AUTHORITY
                           (except as marked to the   to vote for all nominees
                           contrary below) [  ]       below [  ]

   NOMINEES:     Todd M. Axelrod,  Rod Lynam,  Pamela Axelrod,
                 Michael Rosenman  and  Glenn Olnick.
   INSTRUCTION:  To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.


2. TO RATIFY SELECTION OF PIERCY, BOWLER, TAYLOR & KERN, AS CERTIFIED INDEPENDENT PUBLIC ACCOUNTANTS FOR THE 2003 FISCAL YEAR.
                 [  ]  FOR       [  ]  AGAINST       [  ]  ABSTAIN

============================================================================

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AS RECOMMENDED BY THE BOARD OF DIRECTORS.

          Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.




                           Dated: _____________________________________, 2003

                           ________________________________________________
                           Signature

                           ________________________________________________

                           Signature if held jointly


      (PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
       ENCLOSED ENVELOPE.)
============================================================================